                                   EXHIBIT 23


                         INDEPENDENT AUDITORS' CONSENT


      We consent to the incorporation by reference in Registration Statements No. 33-46840, 33-62169, 33-65191 and 33-12576 (on Form S-8) and No. 33-54297
(on Form S-3) of United Parcel Service of America, Inc. of our report dated February 7, 1996, appearing in this Annual Report on Form 10-K of United Parcel Service of America, Inc. for the year ended December 31, 1995.





DELOITTE & TOUCHE LLP


Atlanta, Georgia
March 27, 1996